UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-153035	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave.
Jamaica, NY 11434
(Address of principal executive offices, including zip code)

(718) 978-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02 Unregistered Sales of Equity Securities.

On June 23, 2021, Unique Logistics International, Inc. (the “Company”) issued 14,385,720 shares pursuant to the partial conversion of outstanding convertible debt (the “Trillium Conversion Shares”) due to Trillium Partners LP.

On June 24, 2021, the Company issued 40,000,000 shares pursuant to the partial conversion of outstanding convertible debt (the “3a Conversion Shares” together with the Trillium Conversion Shares the “Conversion Shares”) due to 3a Capital Establishment.

On June 24, 2021, pursuant to the issuance of the Conversion Shares the number of shares of unregistered common stock outstanding had increased by more than 5% since the last reported number of shares of common stock outstanding on our Quarterly Report on Form 8-10Q filed on April 15, 2021. As of June 28, 2021, the Company has 448,128,383 shares issued and outstanding.

The Conversion Shares were not registered under the Securities Act but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: June 28, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer